Exhibit
1.    Press Release by Almost Family, Inc. dated February 15, 2002.

FOR IMMEDIATE RELEASE                                          February 15, 2002

          AFAM announces accounting mistake in prior fiscal years
 No material impact on previously reported current year earnings anticipated

Louisville, KY - Almost Family, Inc. (NASDAQ:AFAM) announced today that, in connection with its year-end accounting process, management has identified certain errors related to the Company's accounting for its self-insured employee health benefits program during the fiscal years ended March 31, 2001 and 2000. In FYE ending March 31, 2000, the Company adopted a program of self-insurance for the health care costs of its employees. The Company's liability for health insurance claims incurred but not paid as of March 31, 2001 and 2000 was understated and a receivable recorded as of March 31, 2001 for expected reimbursement of claims in excess of reinsurance stop loss limits was overstated. After consultation with the Company's independent auditors, management has determined that it is necessary to restate the Company's financial results for the fiscal years ended March 31, 2001 and 2000.

The expected restatement is not anticipated to have a material impact on the Company's earnings for the two most recently reported quarters, June 30, 2001 and September 30, 2001.

The following table sets forth the Company's net income as previously reported, the amounts of the expected restatements, and the expected restated net income for the fiscal years ended March 31, 2001 and 2000:
                                                   Fiscal Year Ended March 31,
                                                      2001            2000
                                                --------------- ---------------
Net income (loss) as previously stated          $    2,211,848  $   (4,742,954)
Expected restatement, net of income tax effect        (870,000)       (430,000)
                                                --------------  --------------
 Net income (loss) after expected restatement   $    1,341,848  $   (5,172,954)
                                                ==============  ==============

Basic shares outstanding                             3,145,511       3,124,016

Per Share Amounts - Basic
Net income (loss) as previously stated          $         0.70  $        (1.52)
Expected restatement, net of income tax effect           (0.28)          (0.14)
                                                --------------  --------------
  Net income (loss) after expected restatement  $         0.43  $        (1.66)
                                                ==============  ==============

Diluted Shares Outstanding                           3,306,682       3,124,016

Per Share Amounts - Diluted
NEt income (loss) as previously stated          $         0.67  $        (1.52)
Expected restatement, net of income tax effect           (0.26) $        (0.14)
                                                --------------  --------------
  Net income (loss) after expected restatement  $         0.41  $        (1.66)
                                                ==============  ==============

Commenting on the restatement, Almost Family Chairman William Yarmuth said: "We regret that it is necessary to restate our 2000 and 2001 results. Our ongoing business remains strong and this unfortunate incident should in no way interfere with the momentum we have built over the past three years in developing our business."

The Company plans to announce its third-quarter results in the latter part of March 2002, following the completion of its audit. The Company previously announced a change in its fiscal year end from March 31 to December 31 effective for the fiscal period ended December 31, 2001.

The Company anticipates filing restated March 2001 and 2000 financial statements with the Securities and Exchange Commission on its Form 10-K for the nine months ended December 31, 2001, due to be filed by the end of March 2002. Accordingly, investors should not rely on the Company's related financial information in the previously filed reports on Form 10-Q and Form 10-K, including the financial statements and the related auditors' reports contained therein, for the periods from April 1, 1999 through March 31, 2001.

Almost Family, Inc. is an adult day health care services company focused on providing alternatives for seniors and other special needs adults who wish to avoid nursing home placement. The Company has locations in Kentucky, Maryland, Alabama, Massachusetts, Connecticut, Indiana, Ohio, and Florida.

Contact: William Yarmuth or Steve Guenthner (502) 899-5355.

All statements, other than statements of historical facts, included in this news release, are forward-looking statements. These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations expressed or implied in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.

The Company's announced expected restatements of financial results for the years ended March 31, 2001 and 2000 are based on the Company's current expectations and are subject to uncertainty and the completion of the Company's year-end accounting process. The Company cannot at this time quantify the exact amounts of such restatements, and the Company may determine to restate additional amounts that could have a further material adverse effect on the Company's reported financial results. There can be no assurances that any final restatements will not include revisions to the announced adjustments, require additional adjustments or cover additional periods.

Because forward-looking statements involve risks and uncertainties, the company's actual results could differ materially. The potential risks and uncertainties which could cause actual results to differ materially could include the impact of further changes in healthcare reimbursement systems, including the ultimate effects of implementation of Medicare Prospective Payment System, potential changes to the Medicare PPS (including but not limited to the rate reduction currently legislated to go into effect October 1, 2002), the ability of the Company to achieve the cost control and earnings objectives of its plan for operating its visiting nurse division under Medicare PPS; government regulation; health care reform; pricing pressures from Medicaid and other third-party payers; and changes in laws and interpretations of laws relating to the healthcare industry. For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's Securities and Exchange Commission filing on Form 10-K for the year ended March 31, 2001, in particular information under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company disclaims any intent or obligation to update its forward-looking statements.